Exhibit 99.2

1 Third Quarter 2014 Results Investor Conference Call October 29, 2014 Quaker Chemical Corporation

Regulation G The attached charts include C ompany information that does not conform to generally accepted accounting principles ( “GAAP”). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consiste nt with simi lar measures provided by other companies. This data should b e read in conjunction with the C ompany’s third quarter earnings news release dated October 28, 2014, which has been furnished to the SEC on Form 8-K, and the Company’s Form 10-Q for the quarterly period ended September 30, 2014, which has been filed with the SEC. Forward-Looking Statements This presentation may contain forward -looking statements that are subject to certain risks and uncertainties that could cause actual results to d iffer materially from those projected in such statements. A major risk is that the Company’s demand is largely derived from the demand for its customers’ products, which subjects the Company to downturns in a customer’s business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, significant increases in raw material costs, customer financial stability, worldwide economic and political conditions, for eign currency fluctuations, future terrorist attacks and other acts of violence . Other factors could also adversely affect us. Therefore, we caution you not to place undue reliance on our forward -looking statements. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995. Risks and Uncertainties Statement

Speakers Chart #1 Michael F. Barry Chairman of the Board, Chief Executive Officer & President Margaret M. Loebl Vice President, Chief Financial Officer & Treasurer Robert T. Traub General Counsel

Third Quarter 2014 Headlines ▪ 8% revenue growth on increased product volume ▪ Operating income drives non - GAAP earnings per diluted share up 31% to $1.19 ▪ Net operating cash flows of approximately $30 million generated in the quarter Chart #2

Chairman Comments Third Quarter 2014 ▪ Third Quarter 2014 x Strong volumes drive above - market sales growth x Double - digit growth in North America, Asia Pacific and Europe, partially offset by poor economic conditions in South America x Stable margins x Effective business model & competitive position x Solid net operating cash flow in the quarter ▪ Outlook x Uncertain conditions due to a slowing global economy and a strengthening U.S. Dollar x Potential lower volume due to fourth quarter seasonality x Expect further share gains & leverage from acquisitions “Overall, I continue to remain confident in our future and expect 2014 to be another good year for Quaker.” -- Michael F. Barry, Chairman, CEO & President Chart #3

Chief Financial Officer -- Highlights 1) Record Volume Drives Above - Market Growth in Net Sales 2) Stable Margins Continue to Drive Strong Operating Results 3) Below Operating Income Items Contribute to Strong Results 4) Continued EBITDA Growth and Non - GAAP EPS Up 31% 5) Strong Cash Flow and Balance Sheet for Acquisitions Chart #4 Third Quarter 2014

Product Volume by Quarter

Thousand Kilograms


60,000
55,000
50,000
45,000
40,000
35,000
30,000
25,000
4Q08 YTD Avg.
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14

Chart #5

Financial Snapshot Q3 2014 Q3 2013 YTD 2014 YTD 2013 Net Sales ($Mils.) 198.9 184.1 571.8 545.1 Gross Margin (%) 35.4 35.9 35.6 35.9 Operating Margin (%) 10.3 10.2 10.6 10.3 Net Income attributable to Quaker Chemical Corporation ($Mils.) 15.7 12.6 43.9 42.3 Adjusted EBITDA ($Mils.) – Trailing Twelve Months 97.0 87.5 -- -- Adjusted EBITDA Margin (%) 12.8 12.2 -- -- Earnings Per Diluted Share 1.18 0.95 3.31 3.21 Non - GAAP Earnings Per Diluted Share 1.19 0.91 3.26 2.87 Debt ($Mils.) 62.6 19.2 -- -- Equity ($Mils.) 367.0 324.8 -- -- Net Operating Cash Flow ($Mils.) 29.8 24.5 38.0 51.9 Chart #6

Gross Margin Percentage 28.0% 34.7% 35.4% 32.6% 33.7% 35.8% 35.6% 20.0% 25.0% 30.0% 35.0% 40.0% 2008 2009 2010 2011 2012 2013 YTD 2014 Gross Margin Percentage 35.9% 35.4% 35.8% 35.7% 35.4% 20.0% 25.0% 30.0% 35.0% 40.0% Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Gross Margin Percentage Chart #7

Adjusted EBITDA Baseline Historical Performance $40.1 $66.8 $73.0 $80.9 $89.6 $101.4 $44.2 9.8% 12.3% 10.7% 11.4% 12.3% 13.3% 6.9% 2008 2009 2010 2011 2012 2013 Q3 YTD 2014 Annualized Adjusted EBITDA ($ Mils.) Adjusted EBITDA Margin (%) 2008 – 2014 Annualized CAGR: 16.7% +640 Margin bps Chart #8

Balance Sheet Net Cash / (Debt) -$100 -$80 -$60 -$40 -$20 $0 $20 $40 $60 $80 2008 2009 2010 2011 2012 2013 Q3 2014 $ Millions Cash ST/LT Debt Net Debt Chart #9

APPENDIX

Non - GAAP Earnings Per Diluted Share Reconciliation Chart #10 Q3 2014 Q3 2013 YTD 2014YTD 2013 GAAP Earnings Per Diluted Share 1.18$ 0.95$ 3.31$ 3.21$ U.K. pension plan amendment per diluted share -$ -$ 0.05$ -$ U.S. customer bankruptcy per diluted share 0.02$ -$ 0.02$ -$ Mineral oil excise tax refund per diluted share -$ -$ -$ (0.14)$ Change in acquisition-related earnout liability per diluted share -$ -$ -$ 0.03$ Cost streamlining initiatives per diluted share -$ 0.05$ 0.02$ 0.07$ Currency conversion impacts of the Venezuelan Bolivar Fuerte per diluted share -$ -$ 0.02$ 0.03$ Equity income in a captive insurance company per diluted share (0.01)$ (0.09)$ (0.16)$ (0.33)$ Non-GAAP Earnings Per Diluted Share 1.19$ 0.91$ 3.26$ 2.87$

Annualized Adjusted EBITDA Reconciliation

Quaker
It's what's inside that counts.

	2008	2009	2010	2011	2012	2013	YTD Q3 2014
Net income	9,833	16,058	32,120	45,892	47,405	56,339	43,853
Depreciation	10,879	9,525	9,867	11,455	12,252	12,339	9,154
Amortization	1,177	1,078	988	2,338	3,106	3,445	2,754
Interest expense	5,509	5,533	5,225	4,666	4,283	2,922	1,747
Taxes on income	4,977	7,065	12,616	14,256	15,575	20,489	18,808
Restructuring and related activities	2,916	2,289	-	-	-	-	-
Non-income tax contingency charge	-	-	4,132	-	-	796	-
Equity affiliate out of period charge	-	-	564	-	-	-	-
Mineral oil excise tax refund	-	-	-	-	-	(2,540)	-
Transition costs related to key employees	3,505	2,443	1,317	-	609	-	-
Non-cash gain from the purchase of an equity affiliate	-	-	-	(2,718)	-	-	-
Change in acquisition-related earnout liability	-	-	-	(595)	(1,737)	(497)	-
Equity loss (income) from a captive insurance company	1,299	162	(313)	(2,323)	(1,812)	(5,451)	(2,142)
Currency conversion impacts of the Venezuelan Bolivar	-	-	322	-	-	357	321
U.S. customer bankruptcies	-	-	-	-	1,254	-	310
Cost streamlining initiatives	-	-	-	-	-	1,419	348
U.K. pension plan amendment	-	-	-	-	-	-	902
Adjusted EBITDA	40,095	44,153	66,838	72,971	80,935	89,618	76,055
Adjusted EBITDA Margin	6.9%	9.8%	12.3%	10.7%	11.4%	12.3%	13.3%
Multiply Adjusted EBITDA by Annual Run Rate	1	1	1	1	1	1	1.33
Annualized Adjusted EBITDA	40,095	44,153	66,838	72,971	80,935	89,618	101,407

Chart #11

Trailing Twelve Months Adjusted EBITDA Reconciliation

Quaker
It's what's inside that counts.

	I = G + H	H	G = F - D	F	E = C + D	D	C = B - A	B	A
	Trailing Twelve Months Q3 2014	YTD Q3 2014	Last Three Months 2013	YTD 2013	Trailing Twelve Months Q3 2013	YTD Q3 2013	Last Three Months 2012	YTD 2012	YTD Q3 2012
Net income	57,939	43,853	14,086	56,339	55,260	42,253	13,007	47,405	34,398
Depreciation	12,274	9,154	3,120	12,339	12,470	9,219	3,251	12,252	9,001
Amortization	3,578	2,754	824	3,445	3,444	2,621	823	3,106	2,283
Interest expense	2,446	1,747	699	2,922	3,147	2,223	924	4,283	3,359
Taxes on income	22,364	18,808	3,556	20,489	19,816	16,933	2,883	15,575	12,692
Non-income tax contingency	796	-	796	796	-	-	-	-	-
Mineral oil excise tax refund	-	-	-	(2,540)	(2,540)	(2,540)	-	-	-
Change in acquisition-related earnout liability	(1,172)	-	(1,172)	(497)	(1,062)	675	(1,737)	(1,737)	-
Equity loss (income) from a captive insurance company	(3,215)	(2,142)	(1,073)	(5,451)	(4,764)	(4,378)	(386)	(1,812)	(1,426)
Currency conversion impacts of the Venezuelan Bolivar	321	321	-	357	357	357	-	-	-
U.S. customer bankruptcies	310	310	-	-	98	-	98	1,254	1,156
Transition costs related to key employees	-	-	-	-	-	-	-	609	609
Cost streamlining initiatives	490	348	142	1,419	1,277	1,277	-	-	-
U.K. pension plan amendment	902	902	-	-	-	-	-	-	-
Adjusted EBITDA	97,033	76,055	20,978	89,618	87,503	68,640	18,863	80,935	62,072
Adjusted EBITDA Margin	12.8%	13.3%	11.4%	12.3%	12.2%	12.6%	10.9%	11.4%	11.6%

Chart #12